                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Tennant Company:


We consent to incorporation by reference in Registration Statements No. 2-86844 on Form S-8, relating to the Tennant Company Profit Sharing and Employee Stock Ownership Plan and No. 33-59054 on Form S-8 relating to the Tennant Company 1992 Stock Incentive Plan and the Tennant Company Restricted Stock Plan for Nonemployee Directors and No. 33-62003 on Form S-8 relating to the Tennant Company 1995 Stock Incentive Plan of our report dated February 7, 1996, relating to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Tennant Company.



                                       /s/ KPMG Peat Marwick LLP


March 26, 1996